Exhibit 5.1

1585 Broadway
New York, NY 10036-8299
Telephone 212.969.3000
Fax 212.969.2900
Frank Lopez
Member of the Firm
BOCA RATON
BOSTON
CHICAGO
HONG KONG
LONDON
LOS ANGELES
NEW ORLEANS
NEWARK
PARIS
SÃO PAULO
WASHINGTON

September 17, 2009
Global Consumer Acquisition Corp.
1370 Avenue of the Americas, Floor 28
New York, New York 10019
Re: Global Consumer Acquisition Corp., Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to Global Consumer Acquisition Corp, a Delaware corporation (“GCAC”), in connection with the proposed acquisition (the “Acquisition”) of 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), pursuant to a Merger Agreement (the “Merger Agreement”), dated as of July 13, 2009, among GCAC, WL Interim Bank, a Nevada corporation (“Merger Sub”), 1st Commerce Bank, Capitol Development Bancorp Limited V, a Michigan corporation (“Capitol Development”), and Capitol Bancorp Limited, a Michigan corporation (“Capitol Bancorp”), which provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming our wholly owned subsidiary. In connection with the Acquisition, GCAC will issue up to 31,948,850 shares (the “Shares”) of its common stock, par value $0.0001 per share, as described in the above-captioned Registration Statement on Form S-4 (the “Registration Statement”) of GCAC, as filed with the Securities and Exchange Commission (the “Commission”).
As counsel for GCAC, we have examined and relied upon such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion. We have also made such examinations of law as we have deemed relevant.
Based upon the foregoing, it is our opinion that the Shares will, upon their issuance as described in the Registration Statement, be duly authorized and legally issued, fully paid and non-assessable.
We hereby consent to the filing with the Commission of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement in the section entitled “LEGAL MATTERS.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Proskauer Rose LLP